UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☑                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARAMARK Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ON DECEMBER 7, 2006, ARAMARK CORPORATION SENT THE FOLLOWING

LETTER TO STOCKHOLDERS WHO HAD NOT YET VOTED THEIR SHARES:

December 7, 2006

Dear Fellow Stockholder:

We have previously sent to you proxy materials for the Special Meeting of ARAMARK Corporation stockholders, to be held on December 20, 2006. Your Board of Directors (with the undersigned abstaining) unanimously recommends that all stockholders vote FOR the adoption of the proposed merger agreement.

Since adoption of the merger agreement requires the affirmative vote of a majority of the combined voting power of the Class A and Class B common stock, failure to vote Class A and Class B common stock (other than stock held under the ARAMARK 401(k) Plans) will have the same effect as a vote against adoption of the merger agreement. As a result, your vote is very important, regardless of how many or how few shares you may own.

Thank you for your participation,

Joseph Neubauer Chairman and Chief Executive Officer

PLEASE TAKE A MOMENT OF YOUR TIME TO VOTE TODAY:

Remember, you can vote your shares by telephone, via the Internet or by mail.

Please follow the simple instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-456-3463

SPECIAL NOTE FOR ARAMARK 401(k) PLAN PARTICIPANTS

U.S. Trust, the trustee for the ARAMARK 401(k) Plan must receive your voting instructions by

11:59 p.m., Eastern Time, on December 13, 2006 (for votes returned by telephone or Internet);

or 5:00 p.m., Eastern Time on December 14, 2006 (for votes returned by mail).

If U.S. Trust does not receive your voting instructions by the deadline set forth above,

the shares allocated to your account will be voted in proportion to those shares for which timely instructions are received.

In connection with the proposed merger, ARAMARK has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by ARAMARK at the SEC website at http://www.sec.gov. Free copies of the definitive proxy statement and other documents filed by ARAMARK can also be found on the Investor Relations section of ARAMARK’s Website at www.aramark.com and may be obtained from ARAMARK by directing such requests to ARAMARK Investor Relations, 1101 Market Street, Philadelphia, Pennsylvania 19107, (215) 238-3708.

ARAMARK and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of ARAMARK’s participants in the solicitation, which may be different than those of ARAMARK shareholders generally, is set forth in ARAMARK’s proxy statement and Reports on Form 10-K and Form 10-Q, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.